EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Executive Officer and Acting Chief Financial Officer and Treasurer and the undersigned Directors of Central Vermont Public Service Corporation, a Vermont Corporation, which corporation proposes to file with the Securities and Exchange Commission Annual Report on Form 10-K/A, Amendment No. 1 for the year ended December 31, 2011, under the Securities Exchange Act of 1934, as amended, does each for himself/herself and not for one another, hereby constitute and appoint Lawrence J. Reilly and Edmund F. Ryan and each of them, his/her true and lawful attorneys, in his/her name, place and stead, to sign his/her name to said proposed Annual Report on Form 10-K/A, Amendment No. 1 and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said individuals, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do regarding the preparation, execution, filing of Form 10-K/A, Amendment No. 1.

IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 19th day of April, 2012.

  /s/ Lawrence J. Reilly
Lawrence J. Reilly
Director, President and Chief Executive Officer
(Principal Executive Officer)

  /s/ Edmund F. Ryan
Edmund F. Ryan
Acting Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

  /s/ Robert L. Barnett
Robert L. Barnett, Director

  /s/ Robert G. Clarke
Robert G. Clarke, Director

  /s/ John M. Goodrich
John M. Goodrich, Director

  /s/ Robert B. Johnston
Robert B. Johnston, Director

  /s/ Elisabeth B. Robert
Elisabeth B. Robert, Director

  /s/ William R. Sayre
William R. Sayre, Director

  /s/ Janice L. Scites
Janice L. Scites, Director

  /s/ William J. Stenger
William J. Stenger, Director

  /s/ Douglas J. Wacek
Douglas J. Wacek, Director